                                                                   EXHIBIT 10.13


[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED AND ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECRETARY OF THE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE REDACTED MATERIAL IS INDICATED BY AN "{*}" AND WAS FILED SEPARATELY WITH THE COMMISSION.]

                                  HBO & COMPANY
                                       AND
                    HEALTHDYNE INFORMATION ENTERPRISES, INC.


                         VALUE ADDED MARKETING AGREEMENT

         This Value-Added Marketing Agreement ("Agreement") is made and entered into as of this 8th day of September, 1998, ("Effective Date") by and between Healthdyne Information Enterprises, Inc. ("Business Partner"), a Georgia corporation with its principal place of business at 1850 Parkway Place, Suite 1100, Marietta, Georgia, 30067 , and HBO & Company of Georgia ("HBOC"), a Delaware corporation with its principal place of business at 301 Perimeter Center North, Atlanta, Georgia 30346.

                              STATEMENT OF PURPOSE

         A. HBOC is in the business of developing proprietary computer software applications, integrating them with software developed by others and distributing the integrated software product together with associated hardware and services in order to provide comprehensive information solutions desired by healthcare providers.

         B. Business Partner owns, distributes and supports certain computer software known and marketed as the Cloverleaf(R) Integration Engine Tool -- which transports data among disparate information systems.

         C. HBOC desires to acquire and Business Partner desires to grant to HBOC a license to integrate the Cloverleaf Integration Engine Tool with HBOC proprietary software and software developed by third parties and to market and distribute the Integrated Software (as defined below) together with other HBOC products and services to HBOC customers and prospects under the terms and conditions of this Agreement.

                                    AGREEMENT

         In consideration for the mutual promises set forth below, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. The following capitalized terms used in this Agreement shall have the following meanings:

         1.1 "Affiliates" means any entity controlling, controlled by, or under common control with, either party to this Agreement.

         1.2 "BP Software" means the operating system software, application software or other software products which are proprietary to Business Partner or for which Business Partner has the right to distribute and which comprise the software set forth on Exhibit A, including: (a) the machine-executable object code version of the user-loadable programs which Business Partner makes generally available to its customers including all options, database interfaces, operating system and hardware versions, now or hereinafter developed; (b) Documentation; (c) any modifications, revisions, Corrections, Enhancements, New Releases or replacements for all of the foregoing items; and
                  (d) authorized copies of all of the foregoing items.

         1.3 "Consumer Price Index" means, as of any date, the Consumer Price Index for All Urban Consumers, U.S. City Average, published by the U.S. Bureau of Labor Statistics (base year 1982-84=100, except that, if the base for the Index is so changed that 1982-84 prices no longer represent 100, an appropriate adjustment will be applied to the published indices so as to relate them to the aforesaid base in which 1982-84 prices represent 100), as published by the Bureau of Labor Statistics of the U.S. Department of Labor as of the most recent calendar



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                  month for which the Index is published prior to such date. In the event that the Consumer Price Index is discontinued, the parties shall agree to a substantially similar government index or publication as a reasonable replacement.

         1.4 "Correction(s)" means a modification, revision or supplement to the BP Software which makes such software perform functions it was designed to perform or corrects defects or "bugs".

         1.5 "Distributor(s)" means HBOC and those entities which (at the time in question) are authorized by HBOC either as distributor or agent to distribute software marketed by HBOC. Additional Distributors may be added by HBOC during the term of this Agreement. HBOC shall require all such entities to execute a written agreement with HBOC containing terms and conditions substantially similar to those contained in this Agreement for the protection of Proprietary Information.

         1.6 "Documentation" means the documentation in any media and form (CD, hard copy, electronic, etc.) for BP Software, including all documents and manuals relating to an end-user's installation, training, and use of the BP Software and those documents and manuals necessary for HBOC to integrate, test, and support the Integrated Software, together with all revisions, updates and other modifications thereto as Business Partner may make from time to time.

         1.7 "Enhancement(s)" means modifications, revisions, additions or supplements to the BP Software which enables such software to provide or perform services or functions it could not previously perform or materially improves the manner in which the BP Software performs existing functions.

         1.8 "HBOC Customer(s)" means the (i) current customers of HBOC which have licensed HBOC Software or purchased from HBOC services or hardware, and (ii) prospective customers to whom HBOC is marketing or with whom HBOC is negotiating for the license of HBOC Software or the sale of hardware or HBOC services. The term "HBOC Customer" shall include Affiliates of any HBOC Customer.

         1.9 "HBOC Software" means the computer software now or hereafter marketed and licensed by HBOC (whether developed by HBOC or licensed to HBOC with a right to sublicense to HBOC Customers, excluding BP Software) for use by HBOC Customers.

         1.10 "Integrated Software" means HBOC Software which operates in conjunction with BP Software and which accomplishes a business application extending the features and functions of the HBOC Software.

         1.11 "List Price(s)" means Business Partner's lowest, non-discounted, standard charges to third parties for BP Software, as contained in the price list, a current copy of which is attached hereto as Exhibit B, and which may be updated from time to time during the term of this Agreement.

         1.12 "New Release(s)" means all modifications, revisions, Enhancements, Corrections or replacements for BP Software and related Documentation which Business Partner has agreed to provide pursuant to this Agreement or which Business Partner makes available to its customers in general from time to time at no additional license fee.

         1.13 "Proprietary Information" means any data or information, including but not limited to any and all confidential information and trade secrets, pertaining to (i) the business operations of a party which is not generally known to the public and affords such party a competitive advantage, including but not limited to, information regarding its products and product development, suppliers, marketing strategies, finance, operations, customers, sales, and internal performance results; (ii) the proprietary software, including but not limited to: concepts, designs, documentation, reports, data, specifications, source code, object code, flow charts, file record layouts, databases, inventions, know-how, and show-how, whether or not patentable or copyrightable; and (iii) the terms and conditions of this Agreement.

         1.14 "Royalty(ies)" means an amount, calculated in U.S. Dollars, equal to a percentage of Business Partner's List Price or a fixed fee for BP Software, as set forth on Exhibit C, which is due Business Partner for each Sublicense.



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         1.15     "Source Code" means the statements which define the BP
                  Software functions which, when assembled or compiled become the executable code of the BP Software and includes both the human readable and machine readable forms; however, it shall not include the source code for any third party software contained in the BP Software.

         1.16 "Sublicense(s)" means a non-exclusive, non-transferable (except as set forth in Section 15.11) right granted by HBOC to a HBOC Customer under a Sublicense Agreement to use an object code copy of the BP Software in connection with the license and use of the Integrated Software.

         1.17 "Sublicense Agreement" means the terms and conditions pursuant to which HBOC Customer will be licensed to use Integrated Software, such terms and conditions to include at a minimum the terms and conditions set forth in Exhibit D.

         1.18 "Territory" means the geographical area and territories listed in Exhibit E. The Territory may be extended pursuant to the mutual written agreement of the parties.

2.       TERM.

         2.1 Term. This Agreement shall commence on the Effective Date and shall continue in full force and effect for a period of {*} years ("Initial Term"), unless earlier terminated as provided for below in Article 14. Thereafter, this Agreement will automatically renew for successive terms of one (1) year each ("Renewal Terms"). Either party may terminate this Agreement without cause at the end of the Initial Term or any Renewal Term by providing at least twelve (12) months prior written notice to the other party.

3.       LICENSE.

         3.1 License Grant. Subject to the terms and conditions of this Agreement, Business Partner hereby grants HBOC, its Affiliates and Distributors, a non-exclusive, non-transferable (except as set forth in Section 15.11), license to use BP Software in the Territory on any computer system operated by HBOC for the purposes of testing, developing, interfacing and integrating the BP Software with HBOC Software and for marketing, demonstrating, educating, installing and supporting and maintaining Integrated Software. Additionally, HBOC shall have the right to incorporate all or portions of the Documentation pertaining to an end-user's installation, training, and use of the BP Software or pertaining to HBOC's integration, testing, and support of the BP Software into documentation created by HBOC for the Integrated Software, provided that HBOC identifies such Documentation or portions thereof as being proprietary to Business Partner. HBOC shall not attempt to reverse engineer the BP Software in any way, including but not limited to disassembly of the BP Software, to derive an equivalent of the BP Software. Ownership of all copyrights, trade secrets, patents, patents pending, trademarks and other intellectual and property rights in the BP Software and all other items licensed to HBOC hereunder is and remains in Business Partner. Nothing in this Agreement shall be construed as conveying or transferring ownership or title of the BP Software or the other items licensed hereunder to HBOC.

         3.2 Sublicenses. Business Partner further grants HBOC, its Affiliates and Distributors, a non-exclusive, non-transferable (except as set forth in Section 15.11), license to (a) distribute the Integrated Software in the Territory to HBOC Customers, provided HBOC first obtains a written Sublicense Agreement (the license term of which may be perpetual); and
                  (b) provide data processing and facility management or outsourcing services to HBOC Customers. HBOC, its Affiliates and Distributors may also grant Sublicenses which permit HBOC Customers to access their data within the Integrated Software by means of remote access (e.g., electronic transfer, remote dial-in, etc.) for the purposes of supplementing, modifying, deleting, reporting or reviewing data. HBOC Customers shall be prohibited from using Integrated Software to process data for unrelated third parties; however, this restriction, with respect to the processing of data, shall not apply to local or remote access by Affiliates of HBOC Customers, such as physicians and outpatient facilities or any agent of an HBOC Customer which is operating, supporting or using Integrated Software for or on behalf of HBOC Customers, which access and use is expressly permitted. HBOC shall be solely responsible for negotiating the terms of the Sublicense Agreements.



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         3.3      Copies. HBOC and its Affiliates and Distributors may make
                  copies of BP Software for the functions required or permitted in this Article 3 and may also make a reasonable number of copies of BP Software for purposes for archival, backup and disaster recovery. HBOC shall reproduce, on each copy of BP Software, all Business Partner patent, patent pending, trademark, copyright, confidentiality and proprietary notices, or legends, as may be established, revised, and provided in guidelines to HBOC from time to time by Business Partner.

         3.4      Trademarks.

                  3.4.1 Business Partner grants HBOC a non-exclusive, non-transferable (except as set forth in Section 15.11) right to use and display, at HBOC's discretion, Business Partner's trademarks to advertise and promote the Integrated Software. HBOC shall use such trademarks in accordance with Business Partner's published guidelines, a copy of which shall be delivered to HBOC promptly following execution of this Agreement. HBOC shall not receive any ownership in or to Business Partner's trademarks as a result of such use. HBOC shall not use any of Business Partner's trademarks, service marks, logos, or slogans in any manner likely to confuse, mislead, or deceive the public, or to be adverse to the best interests of Business Partner.


                  3.4.2 HBOC grants to Business Partner limited permission to use the HBOC's trademarks solely to identify itself as a partner of HBOC. Business Partner shall use such trademarks in accordance with the guidelines established by HBOC (from time to time), a current copy of which is attached to this Agreement as Exhibit F. Business Partner shall submit all such materials to HBOC for prior review and approval. Business Partner shall not use any of HBOC's trademarks, service marks, logos, or slogans in any manner likely to confuse, mislead, or deceive the public, or to be adverse to the best interests of HBOC.


         3.5 Private-Label Option. Notwithstanding anything to the contrary in this Agreement, HBOC shall have the right, exercisable at its option, to market and sublicense the Integrated Software (and the BP Software, if HBOC exercises the option granted in Section 3.5) under HBOC's private label Should HBOC desire to exercise this right, it will provide written notice to Business Partner and submit to Business Partner for approval, a private-label marketing plan. HBOC shall reproduce, on each copy of the BP Software or the Integrated Software, all Business Partner patent, patent pending, trademark, copyright, confidentiality and proprietary notices, or legends, as may be established, revised, and provided in guidelines to HBOC from time to time by Business Partner.


4.       SOURCE CODE ESCROW.

         4.1 Escrow Account. Within thirty (30) days following the execution of this Agreement, Business Partner shall place the Source Code into an escrow account with a reputable, financially sound, industry recognized third party consented to by HBOC to act as the escrow agent ("Escrow Agent") under the terms of a mutually acceptable escrow agreement (the "Escrow Agreement"). A fully executed copy of the Escrow Agreement, together with a receipt from the Escrow Agent acknowledging receipt of the Source Code, shall be delivered to HBOC within five (5) days after execution of the Escrow Agreement. In addition to the initial delivery of Source Code, Business Partner shall deliver to the Escrow Agent, within thirty (30) days following general availability, copies of all New Releases of the BP Software, and shall provide HBOC with receipts of such additional deposits, executed by the Escrow Agent. Business Partner shall be responsible for all costs incurred in connection with the Escrow Agreement.

         4.2 Release of Source Code from Escrow Account. In the event that Business Partner (a) becomes insolvent or ceases to carry on business, and the business of Business Partner is not carried on by a receiver or trustee or assignee; or (b) Business Partner discontinues or fails to provide the BP Software or support or maintenance of the BP Software in accordance with the terms of this Agreement for any reason whatsoever, then HBOC shall have the right to receive, possess, and use (but not own) a copy of the Source Code released from the Escrow Account for the purpose of developing, maintaining, modifying and marketing the Integrated Software in accordance with the terms of this Agreement so long as HBOC continues to pay the appropriate fees due to Business Partner hereunder times a factor of {*}.
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5.       DELIVERY.

         5.1 Initial Delivery. Business Partner shall deliver to HBOC, at no charge, a reasonable number of copies of the most recent version (unless HBOC specifies a different available version) of BP Software and Documentation for use by HBOC in accordance with Section 3.1 within fifteen (15) days after the Effective Date.

         5.2 New Releases. Business Partner shall deliver to HBOC, at no additional charge and within thirty (30) days after general availability by Business Partner a reasonable number of copies of New Releases and Documentation related to such New Releases for use by HBOC in accordance with Section 3.1.

         5.3 Customer Delivery. HBOC shall deliver the Integrated Software to HBOC Customers subject to a Sublicense Agreement. HBOC shall be responsible for installation and implementation at HBOC Customer sites. HBOC may copy BP Software to electronic media for delivery or may deliver BP Software and Documentation via electronic interchange.

         5.4 Development and Delivery of Enhancements. Business Partner shall use its best efforts to deliver the Enhancements described on Exhibit G within ninety (90) days (but in any case no later one hundred eighty (180) days) from the Effective Date.

6.       MARKETING.

         6.1 Generally. HBOC will use reasonable efforts to market the Integrated Software. It is the parties' intention that HBOC, or its Affiliates or Distributors, be the single channel through which HBOC Customers procure Integrated Software; and that all agreements, licenses, orders and invoices for the Integrated Software shall be by and between HBOC (or its Affiliate or Distributor) and an HBOC Customer. Notwithstanding the foregoing, if requested by the customer Business Partner shall not be prohibited from fulfilling orders for add-on sales to an HBOC Customer that is one of Business Partner's existing customers listed on Exhibit J. Business Partner shall at all times during the term of this Agreement maintain policies and procedures with regard to its sales force such that Business Partner's sales representatives are given incentive and compensation for sales made by HBOC to HBOC Customers.

         6.2 HBOC and Business Partner are both currently in the process of developing and marketing solutions that, generally, may be described as "enterprise master patient index" (EMPI) solutions. By execution of this Agreement, the parties agree to reduce the potential for channel conflict and further the business relationship by exploring additional avenues to work together. As such, the parties intend to reach agreement to reduce the potential for conflicts within a period of ninety
                  (90) days following the Effective Date. The parties will use reasonable efforts to share the necessary and appropriate information about their respective EMPI products and strategies in order to enter into a mutually acceptable agreement.

                  In the event the parties are unable to reach a mutual agreement within the time period specified above, Business Partner shall immediately cease marketing of its EMPI product and shall enter into an agreement (the "EMPI Agreement") containing terms and conditions substantially similar to the terms and conditions set forth in this Agreement, pursuant to which Business Partner shall remarket and sublicense HBOC's EMPI product. Unless otherwise expressly agreed, the EMPI Agreement shall include the following provisions: (a) Business Partner shall be permitted to support its own EMPI product indefinitely for its existing customers, (b) Business Partner shall remit to HBOC a royalty equal to {*}% of the list price for sublicenses of HBOC's EMPI, except that the first twenty-four (24) such sublicenses by Business Partner shall be royalty-free, (c) Business Partner shall provide first level support for its customers and shall be entitled to retain {*}% of the maintenance fees associated with those sublicenses, and
                  (d) for a period of twenty four (24) months from the effective date of the EMPI Agreement, Business Partner shall have a royalty-free license to convert any of its existing EMPI customers to HBOC's EMPI.



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         6.3      Marketing Activities. HBOC and Business Partner, as
                  appropriate, may perform some or all of the following marketing activities:

                  6.3.1 Press Releases. Subject to each party's prior written approval, issue a press release announcing the creation of the marketing relationship and additional press releases from time to time to publicize other significant events regarding joint business developments.

                  6.3.2 Marketing Collateral. Work together to develop articles or entries regarding Integrated Software for the HBOC marketing publications, including without limitation: Fact Sheets, Business Partner Solutions Directory, HBOC Sales Manual and For Your Arsenal, and any other marketing publications released by HBOC from time to time during the term of this Agreement. HBOC shall include references to the BP Software in presentations, as appropriate, and shall be responsible for the design and development of marketing collateral for the Integrated Software.

                  6.3.3 RFP Responses. Recommend Integrated Software as a solution in responses to requests for proposals ("RFP's") from HBOC Customers, provided Business Partner cooperates with HBOC in the preparation of such responses, such cooperation to include, without limitation, ensuring the accuracy of HBOC's responses to questions regarding BP Software contained in RFP's, the development and update of standard information required to support HBOC responses to RFP's, and support to HBOC's RFP Specialists as required in connection with clarifications to RFP responses.

                  6.3.4 Demonstrations. Business Partner shall provide HBOC a reasonable amount of sales support which may include demonstrations of the BP Software, either at an HBOC or HBOC Customer site, and attendance at sales presentations by HBOC.

                  6.3.5 Representatives. Each party shall assign a representative who shall serve as that party's point-of-contact or facilitator between the parties on all matters arising under this Agreement. The representatives shall meet on a mutually agreed upon basis to review and coordinate all activities under this Agreement, including development, support, marketing, and sales, and to amicably resolve any disputes which may arise under this Agreement.

                  6.3.6 Sales Training and Assistance. From time to time and at no charge to HBOC, upon mutually agreeable terms and conditions, HBOC and Business Partner may organize and hold sales training workshops for the BP Software and/or the Integrated Software. Business Partner agrees to respond timely and effectively to reasonable requests for assistance from HBOC in order to promote the license of the Integrated Software by HBOC.

                  6.3.7 Business Partner Database. HBOC will include information about Business Partner, BP Software and Integrated Software in HBOC's Business Partner Database for use by HBOC sales representatives, Affiliates, Distributors and others.

                  6.3.8 Trade Show Attendance. Upon HBOC's reasonable request, Business Partner shall participate with HBOC at vendor fairs and healthcare informatics industry trade shows, seminars and selected user group events.

                  6.3.9. Web Page References. It is the intent of the parties to establish a web page link on each party's home page to the home page of the other party within a reasonable period of time following execution of this Agreement.

7. BUSINESS PARTNER RESPONSIBILITIES. During the term of this Agreement, Business Partner shall provide the following support and resources to
         HBOC:

         7.1. Technical Support for HBOC. Business Partner shall provide to HBOC, at no additional charge, reasonable technical support and consultation from Business Partner's designated offices by way of telephone, bulletin boards or other electronic means, to assist HBOC in the resolution of problems encountered by HBOC or HBOC Customers in the operation, configuration, implementation and support of BP Software seven (7) days per week,



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                  twenty-four (24) hours each day. Such support shall include commercially reasonable efforts by Business Partner to verify, diagnose and correct errors and defects in the BP Software in accordance with the support and escalation procedures set forth at Exhibit H. Business Partner agrees to support the release immediately prior to the New Release of the BP Software for a minimum of twelve (12) months after the general availability of a New Release.

                  7.1.1 Initial Staffing for HBOC Support Desk. Within forty-five (45) days of the Effective Date and for a period of one (1) year thereafter, Business Partner shall provide to HBOC, at no additional charge, two
                           (2) qualified full-time personnel to reside at HBOC's facilities in Atlanta, Georgia (Windward office) to augment HBOC's staff in providing support to HBOC's Customers regarding the BP Software. These Business Partner personnel shall be available for emergency after hours support twenty-four (24) hours per day, seven (7) days per week as required. HBOC shall be responsible for reasonable travel and lodging expenses incurred by Business Partner under this
                           Section 7.1.1, which in any case shall not exceed one thousand dollars ($1,000) per person per month.

         7.2 Pre-releases. Upon HBOC's reasonable request, Business Partner shall provide newly developed or beta versions ("Pre-releases") of BP Software for review, evaluation, training and planning purposes, provided that HBOC makes available to Business Partner a written critique of such Pre-release software after completing its evaluation. Business Partner shall make Pre-releases available to HBOC no later than when Business Partner makes the same available to other value added resellers of the BP Software. ANY PRE-RELEASE SOFTWARE IS PROVIDED TO HBOC "AS IS" AND BUSINESS PARTNER MAKES NO WARRANTIES AND SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES REGARDING THE PRE-RELEASE SOFTWARE.

         7.3 Participation in Development. HBOC may participate in any development councils or other customer steering committees which Business Partner may establish to gather input for the future direction and ongoing development of BP Software. Business Partner shall also provide HBOC with frequent communication regarding contemplated New Releases, Enhancements, and other product directions, including providing HBOC with copies of BP Software under development in order that HBOC may fully utilize all the features of the BP Software as early as is technically feasible, all of which shall be provided to HBOC no later than provided to any third party.

         7.4 HBOC Training. Business Partner shall provide to HBOC, at no additional charge, adequate initial training and re-training as reasonably necessary and requested by HBOC on the use, operation and installation of BP Software. All training shall be conducted by qualified personnel at such facilities and at such times mutually agreed to by the parties, it being contemplated that initially Business Partner's personnel shall provide such training in one or more sessions at HBOC's offices. Unless otherwise expressly agreed, travel and living expenses incurred by each party in connection with the training shall be the responsibility of the party incurring the expenses.

         7.5 Professional Services. Business Partner shall make professional services available to HBOC beyond the scope of those provided in this Article 7 as set forth in Exhibit I.

         7.6 Continued Development of BP Software. Recognizing that a significant portion of a customer's perceived value in any software is the developer's continued investment in improved and enhanced versions thereof, Business Partner shall devote appropriate resources to developing improved and enhanced versions of the BP Software (including versions designed to be compatible with new hardware, database, presentation/windowing, and operating system features and versions with improved and additional features).

         7.7 Sale of Line of Business. In the event that HBOC should transfer any line of business whose software products are dependent on the BP Software, Business Partner shall not unreasonably refuse to enter into a distributorship agreement with the buyer of such product line on terms comparable to Business Partner's then current terms for such a relationship.

8. HBOC RESPONSIBILITIES. During the term of this Agreement, HBOC shall provide the following resources:

         8.1 Customer Support. HBOC shall provide HBOC Customer with their sole contact point for maintenance and support, and may either perform the installation of the Integrated Software and the training of HBOC Customer personnel in



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                  the use of the Integrated Software or sub-contract with
                  Business Partner for such services. Business Partner shall provide appropriate levels (both in quantities and experience) of staff to support HBOC in answering technical questions, as specifically set forth in Section 7.1 of this Agreement, identifying and resolving errors in the BP Software, and providing temporary solutions to BP Software errors which are not immediately resolvable. In accordance with procedures established by the parties, Business Partner shall prioritize work on error corrections and shall from time to time provide HBOC with New Releases incorporating such error corrections.

         8.2 New Releases. HBOC shall use reasonable efforts to incorporate New Releases into the Integrated Software for distribution to HBOC Customers which have purchased software support services for the Integrated Software from HBOC. While it is the parties' desire that the Integrated Software contain the New Releases, they acknowledge that the Integrated Software is complex and that such changes may require substantial development efforts on behalf of HBOC, third parties and HBOC Customers, and that whether the New Releases are incorporated into the Integrated Software is in the sole discretion of HBOC.

         8.3 Sublicense Agreement Enforcement. In the event HBOC becomes aware of a breach of a Sublicense Agreement by an HBOC Customer which affects Business Partner's rights it shall use commercially reasonable efforts to enforce the terms of the Sublicense Agreement, using no less efforts that HBOC would use to protect its own rights under similar circumstances.

9.       PRICES AND PAYMENT.

         9.1 Customer Fees. HBOC shall unilaterally determine the fees to be charged to HBOC Customers for the Integrated Software, including without limitation, software license, implementation, customization and support fees. There will be no additional fees payable by HBOC for any Corrections delivered to HBOC or HBOC Customers during the term of this Agreement and for so long as support fees are paid to Business Partner by or on behalf of HBOC Customers.

         9.2 Royalty and Royalty Reports. For each Sublicense granted pursuant to this Agreement, Business Partner shall be entitled to the applicable Royalty, as set forth in Exhibit C. HBOC shall report Royalties due Business Partner for each calendar quarter within thirty (30) days following the last day of the quarter (e.g., a royalty report for the calendar quarter beginning January 1 and ending March 31 would be due on April
                  30). Such royalty report shall include the following information for each Sublicense: HBOC Customer name and address, BP Software and Integrated Software licensed, effective date of the Sublicense Agreement, Royalty and software support fees due Business Partner, and an estimated effective date for the commencement of software support services. Upon receipt of a royalty report, Business Partner shall issue an invoice to HBOC for the total Royalties and for that portion of the software support fees which are due and payable. Payments shall be made within thirty (30) days following HBOC's receipt of the invoice. The identities of HBOC Customers disclosed in the royalty report shall be deemed Proprietary Information for purposes of this Agreement.

         9.3 Software Support Fee. In consideration for the technical support provided by Business Partner pursuant to Section 7.1, HBOC shall pay Business Partner a software support fee as set forth in Exhibit C. No software support fee shall be due to Business Partner for Sublicenses which are not supported by HBOC. The software support fees shall be paid by HBOC on an annual basis beginning March 1 of each year during the term of this Agreement.

         9.4 Business Partner Prices; Discounts. Current Agreement List Prices for BP Software and support and maintenance for the BP Software are set forth on Exhibit B. Business Partner reserves the right to increase these Agreement List Prices no more than once in any consecutive twelve (12) month period, upon at least 120 days prior written notice to HBOC; however, there will be no increase during the first twelve months of the term of this Agreement. No annual increase for any prices shall exceed the lesser of (i) an amount no greater than the percentage of any increase over the preceding 12-month period in the Consumer Price Index or (ii) five percent (5%), and during the Initial Term of this Agreement, the cumulative increases will not exceed {*}. The List Price in effect when the HBOC Customer enters into the Sublicense Agreement shall control, except that where HBOC (or its Affiliate or Distributor) has quoted a price and the HBOC Customer enters into a Sublicense Agreement within 120 days of such quotation and a price increase would otherwise go into effect, the List Price in effect as of the date of such quote shall be used. In the event Business Partner provides discounts greater than the discounts provided herein to any similarly situated so-called reseller or distributor, HBOC shall be entitled to receive the benefit of such discount for as long as such discount is in effect. Business Partner shall notify HBOC of all such transactions for which HBOC either qualifies or which it might qualify for if it agreed to the conditions of such other transaction.


         9.5      Payment Terms; Conversion Methods.

                  9.5.1 HBOC shall collect all fees directly from HBOC Customers and distribute Business Partner's portion of such fees to Business Partner. Except as otherwise permitted herein, HBOC shall pay all invoices submitted by Business Partner within thirty (30) days of receipt. In addition, HBOC reserves the right to withhold payment to Business Partner for other invoices, in whole or in part, which HBOC disputes in good faith and in writing to Business Partner. The parties agree to use reasonable efforts to settle such payment disputes. If HBOC, in its reasonable discretion, must refund all or a portion of the fees collected for BP Software to an HBOC Customer and Business Partner has been paid by HBOC in accordance with this section, then HBOC shall deduct from the next payment to Business Partner the amounts refunded to the HBOC Customer.

                  9.5.2 For the purposes of calculating currency conversions in the event Business Partner establishes different prices in different countries HBOC shall either use the method it uses for its own internal accounting, which must conform to Generally Accepted Accounting Principles (GAAP), or an exchange rate for each calendar month based upon the exchange rates printed in The Wall Street Journal (Eastern Edition) on the last day in each calendar quarter. Business Partner's List Prices outside of the United States for countries in which Business Partner does not have a distributor shall not exceed the ratio established by HBOC for its products in such country compared to its United States charges. Business Partner may from time to time obtain such ratios from HBOC which shall be binding on the parties until a new ratio is established by notice from HBOC or upon Business Partner's request.

         9.6 Taxes. HBOC shall be responsible for payment of any sales or use or similar taxes (except those based on income to Business Partner) relating to the Sublicenses.

         9.7 Expenses. Except as otherwise specified in this Agreement or agreed to by the parties, each party shall be solely responsible for its own travel and out-of-pocket expenses incurred in the performance of its obligations under this Agreement.

10.      PROPRIETARY RIGHTS AND CONFIDENTIALITY.

         10.1 Ownership and Protection. Each party agrees that it has no interest in or right to use the Proprietary Information of the other except in accordance with the terms of this Agreement. Each party acknowledges that it may disclose Proprietary Information to the other in the performance of this Agreement. The party receiving the Proprietary Information shall: (i) maintain it in strict confidence and take all reasonable steps to prevent its disclosure to third parties, except to the extent necessary to carry out the purposes of this Agreement, in which case these confidentiality restrictions shall be imposed upon the third parties, through written agreement with said third parties, to whom the disclosures are made, (ii) use at least the same degree of care as it uses in maintaining the secrecy of its own Proprietary Information (but no less than a reasonable degree of care) and (iii) prevent the removal of any proprietary, confidential, copyright, patent, patent pending, or trademark notices placed on the Proprietary Information. Proprietary Information shall be maintained as confidential during the term of this Agreement and for a period of two (2) years after expiration or earlier termination of this Agreement, except that any and all Proprietary Information which constitutes a trade secret shall be maintained as confidential for as long as such Proprietary Information remains a trade secret.


         10.2 Limitation. Neither party shall have any obligation concerning any portion of the Proprietary Information of the other which:
                  (i) is publicly known prior to or after disclosure hereunder other than through acts or omissions attributable to the recipient or its employees or representatives; (ii) as demonstrated by prior written records, is already known to the recipient at the time of disclosure hereunder; (iii) is disclosed in good faith to the recipient by a third party having a lawful right to do so; or (iv) is the subject of written consent of the party which supplied such information authorizing disclosure; or (v) is required to be disclosed by the receiving party by applicable law or legal process, provided that the receiving party shall immediately notify the other party so that it can take steps to prevent its disclosure.

         10.3 Remedies for Breach. In the event of a breach of this Article 10, the parties agree that the non-breaching party may suffer irreparable harm and the total amount of monetary damages for any injury to the non-breaching party may be impossible to calculate and may therefore be an inadequate remedy. Accordingly, the parties agree that the non-breaching party may be entitled to temporary, preliminary and permanent injunctive relief against the breaching party, its officers or employees, in addition to such other rights and remedies to which it may be entitled at law or in equity.

         10.4 Rights to Additional Applications. Business Partner acknowledges that HBOC shall have the right (without obligation to Business Partner) to develop and market software which operates in conjunction with the BP Software (but does not include the BP Software) which performs other applications, interfaces the BP Software to other software, or improves the ease of use of the BP Software (such as front-end software); even though such software requires the BP Software to operate. Nothing in this Agreement shall be construed as restraining the either party or its Affiliates from developing or otherwise acquiring for its own purposes or for marketing computer software similar or identical in function to that of the other party, except that such development shall not make use of any Proprietary Information disclosed pursuant to this Agreement and that such computer software shall not violate any intellectual property rights of the other party.

11.      WARRANTIES.

         11.1     Business Partner Warranties.

                  11.1.1 Warranties of Authority and Title. Business Partner hereby warrants and represents that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the state in which it was organized and has full power and authority to enter into and consummate the transactions contemplated in this Agreement; (ii) the execution, delivery and performance of this Agreement does not violate the terms of any security agreement, license, or any other contract or written instrument to which Business Partner is bound; (iii) the BP Software does not infringe any patent, trademark, copyright or trade secret of a third party; and (iv) it is not aware of any third party infringing on the rights of Business Partner with respect to the BP Software.

                  11.1.2 Product Warranties. Business Partner hereby warrants and represents that BP Software, including all modifications, Corrections, Enhancements and New Releases will have the functions and features and perform in material respects as described in the Documentation and other marketing material provided to HBOC or to HBOC Customers by Business Partner during the term of this Agreement. Business Partner further warrants that prior to delivery, the BP Software has been audited and tested in accordance with Business Partner's internal quality control processes and will be free from any virus, worm, trap door, back door, timer, clock, counter or other limiting routine, instruction or design that would erase data or programming or otherwise cause the BP Software or HBOC Software to become inoperable or incapable of being used in accordance with its documentation, and that the BP Software contains no third party software which would require HBOC to agree to any terms and conditions in addition to those set forth in this Agreement. In the event that the BP Software fails to conform to such warranties, Business Partner shall promptly and continuously provide such software support as necessary to cause the BP Software to perform as warranted. Business Partner warrants that the BP Software shall meet all Federal, state and local laws regulations and policies. HBOC agrees not to make any representations or warranties with respect to the BP Software other than the limited warranties made by Business Partner herein.

                  11.1.3 Pass-Through Warranty. HBOC may assign to HBOC Customers to whom it has granted Sublicenses, its rights in, to and under the warranties and infringement indemnification set forth in this
                           Article 11, and upon such assignment, such HBOC Customers shall have the benefit of the warranties and be subject to the limitations thereon.

                  11.1.4 Business Partner Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE 11 OR OTHERWISE UNDER THIS AGREEMENT (OR ANY OTHER AGREEMENT BETWEEN THE PARTIES) OR IN ANY OTHER BUSINESS PARTNER MATERIALS OR DOCUMENTATION PROVIDED TO LICENSEES OF BP SOFTWARE, BUSINESS PARTNER DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ARISING BY LAW OR CUSTOM, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                  11.1.5 Year 2000 Warranty: Both parties warrant that the occurrence in or use by any of its software included in the Integrated Software of dates on or after January 1, 2000 (the "Millennial Dates") will not adversely affect the performance of its Software with respect to date-dependent data, computations, output or other functions (including, without limitation, calculating, computing or sequencing), and its Software will create, store and generate output data related to or including the Millennial Dates without errors or omissions. In the event that BP Software fails to conform to such warranty, Business Partner shall provide software support as necessary to cause BP Software to conform to such warranty. In the event that HBOC's software fails to conform to such warranty, HBOC shall indemnify, defend, and hold harmless Business Partner from any claims, demands, liabilities, losses, damages, judgments, or settlements, including all reasonable costs and expenses related thereto including attorney's fees, directly or indirectly resulting from any claimed breach of such warranty.


         11.2     HBOC Warranties.

                  11.2.1 Warranties of Authority. HBOC hereby warrants and represents that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the state in which it was organized and has full power and authority to enter into and consummate the transactions contemplated in this Agreement; and (ii) the execution and performance of this Agreement does not violate the terms of any security agreement, license, or any other contract or written instrument and that it possesses or will possess, prior to granting the first Sublicense, the appropriate licenses and agreements with third parties necessary for the development and distribution of the Integrated Software.

                  11.2.2   HBOC Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS
                           SECTION 11.2 OR OTHERWISE UNDER THIS AGREEMENT (OR ANY OTHER AGREEMENT BETWEEN THE PARTIES) HBOC DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ARISING BY LAW OR CUSTOM, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

12.      INTELLECTUAL PROPERTY INDEMNIFICATION.

         Business Partner shall indemnify, defend and hold harmless HBOC, its Affiliates and Distributors, and HBOC Customers and their officers, directors, employees agents and affiliates (collectively, for purposes of this Section 12, "HBOC Persons") from all damages, liabilities and expenses (and all legal costs including attorneys' fees, court costs, expenses and settlements resulting from any action or claim) arising out of, connected with or resulting in any way from: (i) any allegation that the possession, distribution or use (by HBOC, its Affiliates, Distributors or HBOC Customers) of BP Software infringes a patent, trademark, copyright, trade secret or other intellectual property right of a third party and (ii) the performance or use of BP Software (by HBOC, its Affiliates, Distributors or HBOC Customers). If any such claim or proceeding arises, HBOC Persons seeking indemnification hereunder shall give timely notice of the claim to Business Partner after it receives actual notice of the existence of the claim. Business Partner shall have the option, at its expense, to employ counsel reasonably acceptable to HBOC Persons to defend against such claim and to compromise, settle or otherwise dispose of the claim; provided, however, that no compromise or settlement of any claim admitting liability of or imposing any obligations upon HBOC Persons may be affected without the prior written consent of HBOC Persons. In addition, and at the option and expense of Business Partner, Business Partner may, at any time after any such claim has been asserted, and shall, in the event any BP Software is held to constitute an infringement, either procure for HBOC Persons the right to continue using that the BP Software, or replace or modify the BP Software so that it becomes non-infringing, provided that such replacement or modified BP Software has the same functional characteristics as the infringing BP Software, or, if the prior two remedies are commercially impractical, refund to HBOC all fees, costs, and charges paid by HBOC to Business Partner for that BP Software and any other BP Software reasonably rendered ineffective as the result of said infringement. HBOC shall cooperate fully in such actions, making available books or records reasonably necessary for the defense of such claim. If Business Partner refuses to defend or does not make known to HBOC Persons its willingness to defend against such claim within ten
         (10) days after it receives notice thereof, then HBOC Persons shall be free to investigate, defend, compromise, settle or otherwise dispose of such claim in its best interest and incur other costs in connection therewith, all at the expense of Business Partner.

13.      LIMITATION OF LIABILITY.

         13.1. Exclusion of Consequential Damages. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES, WHETHER FORESEEABLE OR UNFORESEEABLE, BASED ON CLAIMS OF THE OTHER PARTY OR ITS CLIENTS OR CUSTOMERS (INCLUDING WITHOUT LIMITATION CLAIMS FOR GOODWILL, LOST PROFITS OR USE OF MONEY) ARISING OUT OF BREACH OF EXPRESS OR IMPLIED WARRANTIES, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, EXCEPT ONLY IN THE CASE OF PERSONAL INJURY WHERE AND TO THE EXTENT THAT APPLICABLE LAW REQUIRES SUCH LIABILITY; PROVIDED, HOWEVER, THAT NOTHING CONTAINED HEREIN SHALL IMPAIR OR LIMIT BUSINESS PARTNER'S INDEMNIFICATION OBLIGATIONS UNDER SECTION 12.

         13.2. Limitation of HBOC's Obligations. HBOC reserves the right to withhold service or otherwise cease performance of its development, marketing, maintenance and support obligations hereunder with respect to any HBOC Customer which is found by HBOC to be in default or breach of any agreement with HBOC. Upon such cessation of services to an HBOC Customer, HBOC shall be relieved of its performance obligations contained in this Agreement with respect to such HBOC Customer, and shall not be found to be in breach of this Agreement by Business Partner. HBOC's aggregate liability to Business Partner for damages concerning performance or nonperformance by HBOC or in any way related to the subject matter of this Agreement, regardless of whether the claim for such damages is based on contract or tort, shall not exceed the amount received by Business Partner from HBOC during the previous twelve months for the BP Software giving rise to such claim.

         13.3 Limitation of Business Partner Obligations. Business Partner reserves the right to withhold performance hereunder with respect to any HBOC Customer which is found by HBOC to be in default or breach of any agreement with HBOC. HBOC shall promptly notify Business Partner of any such HBOC Customer. Upon cessation of services by HBOC pursuant to Section 13.2, Business Partner shall be relieved of its obligations contained in this Agreement with respect to said HBOC Customer. Business Partner's aggregate liability to HBOC for damages concerning performance or nonperformance by Business Partner or in any way related to the subject matter of this Agreement, regardless of whether the claim for such damages is based on contract or tort, shall not exceed, with respect to each HBOC Customer, the amount received by Business Partner from HBOC for BP Software sublicensed to each said respective HBOC Customer.

14.      TERMINATION; DISPUTE RESOLUTION.

         14.1 Early Termination. Either party may terminate this Agreement immediately by notice to the other party upon the occurrence of any of the following events of default by the other party:

                  (i)    The other party fails to observe, perform or fulfill
                           any of its obligations or warranties (other than confidentiality obligations) under the Agreement and fails to cure such default within thirty (30) days after the non-defaulting party gives notice of such failure;

                  (ii)   The other party fails to observe, perform or fulfill
                           any confidentiality obligation imposed hereunder and fails to cure such default within ten (10) days after the non-defaulting party gives notice of such failure;

                  (iii)  The other party's business is liquidated, dissolved or suspended;

                  (iv)   The other party is prevented from performing any of
                           its material obligations hereunder for more than ninety (90) days due to an event beyond its reasonable control as described in Section 15.12; or

                  (v)    Any representation or warranty made herein by the
                           other party is false or misleading in any material respect as of the date on which it was made or becomes false or misleading in any material respect at any time thereafter.

         14.1.1 Termination By Either Party. Either party may terminate this Agreement without cause at the halfway point {*} years of the Initial Term by providing at least six (6) months written notice to the other party.

         14.2 Termination by HBOC. HBOC may, in its reasonable discretion, terminate this Agreement immediately by providing notice to Business Partner upon the occurrence of a change in the direct or indirect ownership or control of Business Partner which in HBOC's opinion may adversely affect HBOC's rights, goodwill, HBOC Customer relationships or competitive position.

         14.3 Obligations After Expiration or Termination. Upon the expiration or termination of this Agreement for any reason:

                  (i) Except as otherwise specified below in clause (ii), each party will promptly cease using and destroy or return to the other party all advertisements and promotional materials that bear a trademark of the other party and all Proprietary Information of such other party.

                  (ii) HBOC may retain the BP Software and other Proprietary Information provided by Business Partner during the term of this Agreement solely for the purpose of performing the functions permitted under this Agreement as necessary to fulfill the provisions of Sublicense Agreements existing on the date of expiration or termination until such time as the last Sublicense Agreement expires or terminates.

                  (iii) Business Partner shall continue to perform all applicable warranty and technical support and other obligations regarding that BP Software in accordance with the provisions of this Agreement for the fees negotiated in this Agreement as necessary to enable HBOC to fulfill the provisions of Sublicense Agreements existing on the date of expiration or termination of this Agreement until such time as the last Sublicense Agreement expires or terminates.

                  (iv) HBOC Customers may continue to use the BP Software provided to them pursuant to this Agreement, so long as such HBOC Customers have in effect a Sublicense Agreement on the effective date of expiration or termination of this Agreement.

         14.4 Survival. The following provisions of the Agreement shall survive expiration or termination of this Agreement: Articles 4, 10, 12 and 14 and Sections 9.1, 9.3, 9.6, 9.7, and 15.4.

         14.5 Dispute Resolution. Except when seeking equitable relief, in the event of a dispute between the parties and for which dispute the parties are unable to reach a mutually agreeable resolution, the dispute shall be submitted to arbitration under the commercial arbitration rules of the American Arbitration Association then in effect. There shall be one arbitrator mutually agreed to by both parties; such arbitrator shall have experience in the area of controversy. After the hearing, the arbitrator shall decide the controversy and render a written decision setting forth the issues adjudicated, the resolution thereof and the reasons for the award. The award of the arbitrator shall be conclusive. Each party shall be responsible for its own attorney's fees in connection with the arbitration. Payment of the expenses of arbitration, including the fee of the arbitrator and exclusive of the attorney's fees of the parties, shall be borne equally by the parties.


15.      MISCELLANEOUS PROVISIONS.

         15.1 Independent Contractors. It is expressly agreed that Business Partner and HBOC are acting under this Agreement as independent contractors, and the relationship established under this Agreement shall not be construed as a partnership, joint venture or other form of joint enterprise, nor shall one party be considered an agent of the other. Neither party is authorized to make any representations or create any obligation or liability, expressed or implied, on behalf of the other party, except as may be expressly provided for in this Agreement.

         15.2 Comparable Terms. The List Prices and Royalties of this Agreement shall not at any time be less favorable than any price terms offered by Business Partner to any similarly-situated third party which distributes BP Software in comparable volumes. In the event that Business Partner offers any third party more favorable price or non-price terms than those offered hereunder to HBOC, the Business Partner shall so notify HBOC, and the more favorable terms shall be immediately extended to HBOC.

         15.3 Non-Exclusive. The parties reserve the right to enter into similar agreements with third parties for the purpose of marketing and distributing their respective products which are the subject of this Agreement or any other products providing the same or similar functions.

         15.4 Access to Books and Records. The parties shall keep complete, accurate, and up-to-date books and records in accordance with generally accepted accounting principles and sound business practices covering all transactions relating to this Agreement. Either party and/or its qualified authorized representatives shall upon reasonable notice have the right (not more than once annually) to inspect, audit, and/or copy appropriate records in order to determine whether all provisions of this Agreement have been met. The parties agree that all information and records obtained in such audit shall be considered Proprietary Information and that individuals performing such audits shall be required to execute confidentiality agreements pertaining to the Proprietary Information (and including provisions substantially similar to the provisions herein relating to the Proprietary Information) prior to the performance of any such audits. This right to audit shall be available to either party for up to two (2) years following the termination or expiration of this Agreement.

         15.5     Omnibus Reconciliation Act of 1980. If the provisions of
                  Section 952 of the Omnibus Reconciliation Act of 1980, as amended (currently codified at 42 U.S.C. 1395x(v)1(I)), are or become applicable to this Agreement, then, until the expiration of four (4) years after the furnishing of services pursuant to this Agreement, Business Partner shall, upon written request, make available to the Secretary of Health and Human Services, the U. S. Comptroller General, or any other duly authorized representative of the federal government, the contracts and books, documents and records of Business Partner that are necessary to certify the nature and extent of costs related to this Agreement.

         15.6 Compliance with Laws. Both parties, their employees and agents shall comply with applicable federal, state and local laws, ordinances, regulations and codes, including the identification and procurement of required permits, certificates, approvals and inspections, in the performance of this Agreement.

         15.7 Export Assurance. HBOC hereby acknowledges and agrees that it will first obtain any export license or approval required by the United States Department of Commerce pursuant to the Export Administrative Regulation prior to exporting the Integrated Software. HBOC shall indemnify, defend and hold harmless Business Partner from all damages, liabilities, and expenses (and all legal costs including attorneys' fees, court costs, expenses and settlements resulting from any action or claim) arising out of, connected with or resulting in any way from HBOC's failure to comply with any export laws or regulations.

         15.8 Headings/Days. The headings of the paragraphs of this Agreement are for convenience only and shall not be a part of or affect the meaning or interpretation of this Agreement. All references to "days" within this Agreement shall mean days during the standard business work week, excluding Saturdays and Sundays and including holidays of any kind.

         15.9 Exhibits. This Agreement incorporates the attached Exhibits A, B, C, D, E, F, G, H, and I and any subsequent Exhibits or schedules referencing this Agreement.

         15.10 Non-Solicitation of Employees. During the term of this Agreement and for a period of one (1) year thereafter, each party agrees that without the other party's prior written consent neither it nor its Affiliates shall solicit, hire or otherwise retain as an employee or independent contractor any person who during the previous twelve (12) months was an employee of the other party.

         15.11 Assignment. This Agreement and any interest hereunder shall inure to the benefit of and be binding upon the parties and their respective successors, legal representatives and permitted assigns. Upon prior notice to the other party, either party may assign this Agreement: (i) to any legal entity in connection with the merger or consolidation of the assigning Party into such entity or the sale of all or substantially all of the assets of the assigning Party to such entity or (ii) to any direct or indirect subsidiary of the assigning party in connection with any corporate reorganization. Except as stated in the previous sentence, neither party may assign or delegate this Agreement without the other party's prior written consent, which consent shall not be unreasonably withheld. Any attempt to assign, delegate or otherwise transfer the Agreement in violation of this
                  Section 15.11 is voidable by the other party.

         15.12 Force Majeure. Neither party shall be responsible or considered in breach of this Agreement for any delay or failure in the performance of any obligation of this Agreement to the extent that such failure or delay is caused by acts of God, fires, explosions, labor disputes, accidents, civil disturbances, material shortages or other similar causes beyond its reasonable control, even if such delay or failure is foreseeable. Provided, however, that the non-performing party provides notice of such cause preventing or delaying performance and resumes its performance as soon as practicable and provided further that the other party may terminate this Agreement upon notice if such non-performance continues for a period of ninety (90) days.

         15.13 Governing Law; Statute of Limitations. The validity and construction of this Agreement shall be governed by, subject to and construed in accordance with the laws of the state of Georgia, excluding its conflicts of law rules. Subject to
                  Section 14.5, in the event either party employs attorneys to enforce any right arising out of or relating to this Agreement each party shall be responsible for its own attorney's fees and costs. Any claim arising out of or relating to this Agreement shall be commenced within one year of the date upon which the cause of action accrued (or, if one year is shorter than the maximum allowed by law, then the maximum period allowed by law shall apply).

         15.14 Notices. All notices, requests, demands and other communications (collectively, "Notices") required or permitted by this Agreement shall be in writing and shall be delivered by hand, telex, telegraph, facsimile or like method of transmission or mailed by registered or certified mail, return receipt requested, first class postage prepaid, addressed as follows:

         A. If to HBOC:

         HBO & Company of Georgia
         301 Perimeter Center North
         Atlanta, Georgia  30346
         Attn: General Counsel
         FAX: 404/393-6092
                            with a copy to: Vice President, Business Development

         B.  If to Business Partner:

         Healthdyne Information Enterprises, Inc.
         1850 Parkway Place, Suite 1100
         Marietta, Georgia  30067
         Attn: President and Chief Executive Officer
         FAX:  770/423-8580

         If delivered by hand, telex, telegraph, facsimile or like method of transmission, the date on which a Notice is actually delivered shall be deemed the date of receipt and if delivered by mail, the date on which a Notice is actually received shall be deemed the date of receipt. Either party may change the address or designated person for receiving Notices by providing notice in accordance with this Section 15.14.

         15.15 Severability. If any term of this Agreement is held as invalid or unenforceable, the remainder of this Agreement shall not be affected, and each term and provision shall be valid and enforced to the fullest extent permitted by law.

         15.16 Entire Agreement/Amendments. This Agreement, including all Exhibits attached hereto, contains the entire agreement between the parties and supersedes all prior and contemporaneous proposals, discussions and writings by and between the parties and relating to the subject matter hereof. None of the terms of this Agreement shall be deemed to be waived by either party or amended or supplemented unless such waiver, amendment or supplement is written and signed by both parties. The invalidity or unenforceability of any particular provision of this Agreement, as determined by any court of competent jurisdiction or any appropriate legislature, shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted. No usage of trade or industry course of dealing shall be relevant to explain or supplement any term expressed in this Agreement.





IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

HBO & COMPANY OF GEORGIA                HEALTHDYNE INFORMATION ENTERPRISES, INC.


Signature:  /s/ Albert J. Bergonzi      Signature:  /s/ Robert I. Murrie
          --------------------------              -----------------------------
By:                                     By:
   ---------------------------------       ------------------------------------
Title:  President                       Title:  President

Date:  9/8/98                           Date:  9/8/98

                                                                       EXHIBIT A

                                   BP SOFTWARE



BP SOFTWARE ID             DESCRIPTION                                                 PLATFORM AVAILABILITY*
---------------------------------------------------------------------------------------------------------------
HIE-001                    Cloverleaf(R) Integration Engine Tool                          1,2,3,4,5
HIE-001-HA                 Cloverleaf(R) HACMP (High Availability)                        1,2,3
HIE-001DV                  Cloverleaf(R)_Testing & Development License                    1,2,3,4,5
HIE-006                    Cloverleaf(R) 6-Server pack (single customer)                  1,2,3,4,5
HIE-012                    Cloverleaf(R)_12-Server pack (single customer)                 1,2,3,4,5
HIE-001DB                  Cloverleaf(R)_ODBC Single Client Driver                        1,2,5
HIE-002                    Cloverleaf(R)_Gateway (runtime)                                1,2,3,4,5
HIE-003                    Cloverleaf(R)_Gateway 10-Server pack (single customer)         1,2,3,4,5 HIE-001-LTD*
                           Cloverleaf(R) Integration Engine Tool Limited Use              1,2,3,4,5
HIE-001-LTD-RMG**          Cloverleaf(R) Integration Engine Tool Limited Use for RMG      1,2,3,4,5



PLATFORMS:

         VENDOR                        O/S
         ---------------------------------
1.       Hewlett Packard               HP-UX
2.       IBM                           AIX
3.       Digital                       Digital UNIX
4.       Data General                  DG-UX (Intel)***
5.       (Intel)                       Windows NT


* Limited Use version restricts to ten (10) the number of connections to non-HBOC software applications

**   Limited Use version for RMG restricts the customer to interfaces only between HBOC's Resource Management Group (RMG) Products and other software products or applications. RMG Products means, collectively, the following HBOC software applications (which list may be modified or added to from time to time upon mutual written agreement of HBOC and Business Partner):

1.  ESi Enterprise Scheduling (ES)
2.  Pathways Materials Management
3.  Pathways Financial Management
4.  Nova
5.  Titan
6.  Orbit
7.  Pathways Staff Scheduling (formerly ESP)
8.  CCS (group reporting module)
9.  TS2000 (TouchScan 2000 floor issuing)
10. Matkon

*** Business Partner is to port Cloverleaf to Data General platform as per terms and conditions of this Agreement

                                                                       EXHIBIT B

                              AGREEMENT LIST PRICES

{*} THE NEXT FOUR PAGES HAVE BEEN REDACTED IN ACCORDANCE WITH THE COMPANY'S REQUEST FOR CONFIDENTIAL TREATMENT.

                                                                       EXHIBIT C

                          ROYALTIES & MAINTENANCE FEES



{*} THIS PAGE HAS BEEN REDACTED IN ACCORDANCE WITH THE COMPANY'S REQUEST FOR CONFIDENTIAL TREATMENT.

                                                                       EXHIBIT D

                            REQUIRED SUBLICENSE TERMS

The provisions of HBOC's form of Information Systems Agreement in use in the country in which the Integrated Software will be licensed shall be used by HBOC or its Affiliates or distributors. Those provisions shall include terms providing, at minimum, protection for Business Partner's rights and interests, including but not limited to terms related to intellectual property, Proprietary Information, warranties, disclaimers, limitations of liability, statutes of limitation, and indemnification, that are substantially similar to and not inconsistent with similar terms included herein.

                                                                       EXHIBIT E

                                    TERRITORY

                                    Worldwide

                                                                       EXHIBIT F

                  BUSINESS PARTNER TRADEMARK/LOGO REQUIREMENTS


                  (TO BE SUPPLIED BY BUSINESS PARTNER TO HBOC)

                                                                       EXHIBIT G

                          ENHANCEMENTS TO BE DEVELOPED

      (THIS EXHIBIT G REFERENCES AND INCLUDES THE ATTACHED EIGHT (8) PAGES)


Business Partner shall port the Cloverleaf(R) Integration Engine to the Intel-based Data General UNIX platform and shall make this version of the BP Software available to HBOC under the terms and conditions of this Agreement. As with other versions of the BP Software, the Data General UNIX version shall be tested and certified in accordance with Business Partner's standard policies and procedures.

In addition, Business Partner shall develop the interfaces described on the attached seven (7) pages and shall make them available to HBOC in conjunction with the BP Software being provided under the terms and conditions of this Agreement. HBOC shall provide reasonable assistance to Business Partner in this effort which shall include (a) providing specifications for the applicable HBOC Software, (b) providing other product specifications known to HBOC (c) providing a development environment at HBOC's facilities to accommodate Business Partner. Although these interfaces shall be developed and provided to HBOC free of charge, HBOC shall pay any travel and lodging expenses incurred by Business Partner in this effort.

                     PRIORITIZED INTERFACE MAPPINGS FOR HNS


  FORMAT         TYPE       DIRECTION   INTERIM      DIRECTION      TYPE         FORMAT    DATA CHGS  SEQ          NOTES
----------------------------------------------------------------------------------------------------------
STAR 17.1      ADT             >         HBOCHI 2.2b                                                    1                     sales
STAR 17.1      Orders          >         HBOCHI 2.2b                                                    1                     sales
STAR 17.1      Results         >         HBOCHI 2.2b                                                    1                     sales
                                         HBOCHI 2.2b     >       ADT              HNS 4.0     4.0.0     2                     sales
                                         HBOCHI 2.2b     >       Orders           HNS 4.0     4.0.0     2                     sales
                                         HBOCHI 2.2b     >       Pharmacy         HNS 4.0     4.0.0     2                     sales
                                         HBOCHI 2.2b     >       Results          HNS 4.0     4.0.0     2                     sales
                                         HBOCHI 2.2b     >       Transcription    HNS 4.0     4.0.0     2                     sales
PCM 6.2        Orders          >         HBOCHI 2.2b                                                    3                     sales
PCM 6.2        Results         >         HBOCHI 2.2b                                                    3                     sales
PHC 1.0        ADT             >         HBOCHI 2.2b                                                    4    sales - cert (12/31/97)
SMR 4.0        Results         >         HBOCHI 2.2b                                                    5                     sales
SMR 4.0        Transcription   >         HBOCHI 2.2b                                                    5                     sales
Series 6.1     ADT             >         HBOCHI 2.2b                                                    6    sales - cert (12/31/97)
Series 6.1     Orders          >         HBOCHI 2.2b                                                    6    sales - cert ( 3/01/98)
Series 6.1     Pharmacy        >         HBOCHI 2.2b                                                    6    sales - 47% mappings
Series 6.1     Results         >         HBOCHI 2.2b                                                    6    sales - cert ( 3/01/98)
PPM 3.2        ADT             >         HBOCHI 2.2b                                                    7                     sales
PMC 5.0        ADT Mship       >         HBOCHI 2.2b                                                    8    sales - cert ( 3/31/98)
                                         HBOCHI 2.2b     >       ADT              HNS 3.0     3.0.3     9
                                         HBOCHI 2.2b     >       Orders           HNS 3.0     3.0.3     9
                                         HBOCHI 2.2b     >       Pharmacy         HNS 3.0     3.0.3     9
                                         HBOCHI 2.2b     >       Results          HNS 3.0     3.0.3     9
                                         HBOCHI 2.2b     >       Transcription    HNS 3.0     3.0.3     9
                                         HBOCHI 2.2b     <       ADT              HNS 3.0               10
                                         HBOCHI 2.2b     <       ADT              HNS 4.0               10
HQ 3.0         ADT             >         HBOCHI 2.2b                                                    11                   21-Aug
PWLab ER4.0    Orders          >         HBOCHI 2.2b                                                    12                   11-Sep
PWLab ER4.0    Results         >         HBOCHI 2.2b                                                    12                   11-Sep
PHS 7.0        ADT             >         HBOCHI 2.2b                                                    13                  9-Oct ?
TPA 7.0        ADT             >         HBOCHI 2.2b                                                    14                    4-Dec
PCM 5.1.6      Orders          >         HBOCHI 2.2b                                                    15                   31-Dec
PCM 5.1.6      Results         >         HBOCHI 2.2b                                                    15                   31-Dec
AdV 4.3        Orders          >         HBOCHI 2.2b                                                    16                   21-Jul
AdV 4.3        Results         >         HBOCHI 2.2b                                                    16                   21-Jul
STAR 16.1      ADT             >         HBOCHI 2.2b                                                    17                      98%
STAR 16.1      Orders          >         HBOCHI 2.2b                                                    17                      95%
STAR 16.1      Results         >         HBOCHI 2.2b                                                    17                      95%
STAR 15.1      ADT             >         HBOCHI 2.2b                                                    18                 12/31/97

                     Prioritized Interface Mappings for HNS

  FORMAT         TYPE       DIRECTION    INTERIM       DIRECTION    TYPE         FORMAT    DATA CHGS  SEQ          NOTES
----------------------------------------------------------------------------------------------------------
STAR 15.1      Orders          >         HBOCHI 2.2b                                                    18                      95%
STAR 15.1      Results         >         HBOCHI 2.2b                                                    18                      95%
SMR 3.5        Results         >         HBOCHI 2.2b                                                    18                      98%
SMR 3.5        Transcription   >         HBOCHI 2.2b                                                    18                      98%
SMR 3.51       Results         >         HBOCHI 2.2b                                                    19
SMR 3.51       Transcription   >         HBOCHI 2.2b                                                    19
PWLab 6.0      Orders          >         HBOCHI 2.2b                                                    20
PWLab 6.0      Results         >         HBOCHI 2.2b                                                    20
                                         HBOCHI 2.2b      >        ADT            HNS 3.0     3.0.2     21
STAR 15.1      Pharmacy        >         HBOCHI 2.2b                                                    23
STAR 16.1      Pharmacy        >         HBOCHI 2.2b                                                    24

HBOC TO HBOC Interfaces

       SENDING                             MSG. TYPE                          RECEIVING
CORE HIS*
Core HIS                                 ADT                             HNS
                                         Orders
                                         Results
Core HIS                                 ADT                             Caremanager
                                         Orders
                                         Results
Core HIS                                 ADT                             PHS
Core HIS                                 ADT                             Pathways Matl. Mgmt.
                                         Pat Refunds
Core HIS                                 ADT                             Image Mgr
Core HIS                                 ADT                             Pathways Lab
                                         Orders
                                         Results
Core HIS                                 ADT                             Advantage Lab
                                         Orders
                                         Results
Core HIS                                 ADT                             Pathways Surg. Mgr.
Core HIS                                 ADT                             SMR
Core HIS                                 ADT                             Core HIS II
                                         Orders
                                         Results
                                         Charges
CARE MANAGER (CM) 6.2
Care Manager                             Orders                          Core HIS
                                         Results
Care Manager                             Orders                          HNS
                                         Results
PHS
PHS                                      ADT                             Core HIS
                                         ADT                             HNS
                                         ADT                             Pathways Lab
                                         ADT                             Advantage Lab
                                         ADT                             SMR
                                         ADT                             Pathways Matl. Mgmt.
                                         ADT                             Pathways Surg. Mgr.
                                         ADT                             Caremanager
                                         ADT                             Image Mgr
PATHWAYS FIN MGMT.
Pathway Fin. Mgmt.                       GL Issues                       Core HIS
                                         Journal Entry
PATHWAYS MATL. MGMT.
Pathways Matl. Mgmt.                     Accrued Receipts                Core HIS
                                         Charges

HBOC TO HBOC Interfaces

       SENDING                             MSG. TYPE                          RECEIVING
                                         Matched Invoices
PATHWAYS HOMECARE 4.1
Pathways HomeCare                        ADT                             Core HIS
                                         ADT                             Pathways Lab
                                         ADT                             ALG
                                         ADT                             Caremanager
                                         ADT                             HNS
                                         ADT                             Image Mgr
                                         ADT                             Pathways Matl. Mgmt.
                                         ADT                             PHS
                                         ADT                             Pathways Surg. Mgr.
                                         ADT                             SMR
PATHWAYS SURG. MGR.  3.0
Pathways Surg. Mgr.                      Charges                         Core HIS

SMR 4.0
SMR                                      Orders                          ALG
                                         Orders                          Caremanager
                                         Orders                          Core HIS
                                         Orders                          HNS
PPM 3.2, 3.3
PPM                                      ADT                             ALG
                                         ADT                             Caremanager
                                         ADT                             Core HIS
                                         ADT                             HNS
                                         ADT                             Image Mgr
                                         ADT                             Pathways Matl. Mgmt.
                                         ADT                             PHS
                                         ADT                             SMR
                                         ADT                             Pathways Surg. Mgr.
ALG 4.3
AdVantage Lab                            Lab Results                     Core HIS
                                         Orders
                                         Charges
                                         Status Changes
                                         Orders                          Caremanager
                                         Results
                                         Orders                          HNS
                                         Charges                         Pathways HomeCare


*CORE HIS:                               Series 6.1, STAR 15.1, 16.1, 17.1, Saint Express**, Paragon 1.0
                                         Precision 2000 7.0, Healthquest 3.0
**SAINT EXPRESS:

HBOC TO HBOC Interfaces

       SENDING                             MSG. TYPE               RECEIVING
    PF 3.4
    PC 3.3
    GF 3.1
    RadCom 7.0
    Payroll 7.0
    Payroll/HR 1.1

HBOC TO Foreign System Interfaces

       SENDING                          MSG. TYPE                      RECEIVING
STAR 15.1, 16.1, 17.1
Pt. Care                              ADT                     Foreign Systems*
Pt. Care                              Orders                  Foreign Systems*
Pt. Care                              MFN                     Foreign Systems*
Pharmacy                              Orders                  Foreign Systems*
Pharmacy                              Disp. Msg.              Foreign Systems*
Pharmacy                              Charges                 Foreign Systems*
Med. Rec.                             Transcription           Foreign Systems*
Lab                                   Orders                  Foreign Systems*
Lab                                   Results                 Foreign Systems*
Lab                                   Charges                 Foreign Systems*

CARE MANAGER (CM) 6.2
CM                                    Orders                  Foreign Systems*
CM                                    Results                 Foreign Systems*

PHS 7.0
PHS                                   ADT                     Foreign Systems*

PATHWAYS MATL. MGMT. 2.0, 3.0
ESI                                   Charges                 Foreign Systems*

ALG LAB 4.3
ALG Lab                               Orders                  Foreign Systems*
ALG Lab                               Charges                 Foreign Systems*
ALG Lab                               Results                 Foreign Systems*

PPM 3.2, 3.3
PPM                                   ADT                     Foreign Systems*
PPM                                   Elig Reply              Foreign Systems*
MedCare                               Elig Query              Foreign Systems*

SERIES 4000 6.1
Pt. Care                              ADT                     Foreign Systems*
Pt. Care                              Orders                  Foreign Systems*
Lab                                   Orders                  Foreign Systems*
Lab                                   Results                 Foreign Systems*
Lab                                   Charges                 Foreign Systems*
Pharmacy                              Order                   Foreign Systems*
Pharmacy                              Disp. Msg.              Foreign Systems*
Pharmacy                              Charges                 Foreign Systems*
Med. Rec.                             Transcription           Foreign Systems*

SERIES 5000 6.1
Pt. Care                              ADT                     Foreign Systems*

HBOC TO Foreign System Interfaces

       SENDING                          MSG. TYPE                      RECEIVING
Pt. Care                              Orders                  Foreign Systems*
Pharmacy                              Orders                  Foreign Systems*
Pharmacy                              Disp. Msg.              Foreign Systems*
Pharmacy                              Charges                 Foreign Systems*
Lab                                   Orders                  Foreign Systems*
Lab                                   Results                 Foreign Systems*
Lab                                   Charges                 Foreign Systems*
Med. Rec.                             Transcription           Foreign Systems*

HEALTHQUEST 3.0
Pt. Care                              ADT                     Foreign Systems*
Pt. Care                              Orders                  Foreign Systems*
Lab                                   Orders                  Foreign Systems*
Lab                                   Results                 Foreign Systems*
Lab                                   Charges                 Foreign Systems*
Pharmacy                              Orders                  Foreign Systems*
Pharmacy                              Disp. Msg.              Foreign Systems*
Pharmacy                              Charges                 Foreign Systems*
Med. Rec.                             Transcription           Foreign Systems*
Med. Rec.                                                     Foreign Systems*

PRECISION 7.0
Precision                             ADT                     Foreign Systems*
Precision                             Orders                  Foreign Systems*

PARAGON 1.0, 2.0/SAINT EXPRESS ***
Pt. Care                              ADT                     Foreign Systems*
Pt. Care                              Orders                  Foreign Systems*
Lab                                   ADT                     Foreign Systems*
Lab                                   Orders                  Foreign Systems*
Pharmacy                              ADT                     Foreign Systems*
Pharmacy                              Orders                  Foreign Systems*
Med. Rec.                             ADT                     Foreign Systems*
Med. Rec.                             Orders                  Foreign Systems*

FOREIGN SYSTEMS*
                                      ADT                     HBOC Product List**
                                      Orders                  HBOC Product List**
                                      Results                 HBOC Product List**
                                      Charges                 HBOC Product List**
                                      Transcription           HBOC Product List**
                                      Disp. Msg.              HBOC Product List**

HBOC TO Foreign System Interfaces

       SENDING                          MSG. TYPE                      RECEIVING

*FOREIGN SYSTEMS:          Sunquest Lab, Cerner Lab, Cerner RX, Pyxis RX,
                           Softmed Chart Tracking, Softmed Transcription,
                           Dictaphone Transcription, Citation Lab, Per-Se
                           Scheduling, IDX Rad, IDS RX


** HBOC PRODUCT LIST       Star 15.1, 16.1, 17.1, Care Management (CM) 6.2, PHS
                           7.0, ALG 4.3, Lab 4.3, PPM 3.2, 3.3, Series 4000 6.1,
                           Series 5000 6.1, Healthquest 3.0, Precision 7.0,
                           Paragon 1.0, 2.0, Financial Management 3.4, Matl.
                           Management 2.0, 3.0

*** SAINT EXPRESS:
    PF 3.4
    PC 3.3
    GF 3.1
    RadCom 7.0
    Payroll 7.0
    Payroll/HR 1.1

                                                                       EXHIBIT H

                   SOFTWARE SUPPORT AND ESCALATION PROCEDURES


Software Support twenty-four (24) hours per day, seven (7) days per week.

------------------------------------------------------------------------------------------------------------------------------------
                            ESCALATION RESPONSE TIMES
------------------------------------------------------------------------------------------------------------------------------------
      PRIORITY                          DEFINITION                    INITIAL RESPONSE               NEXT FOLLOW-UP
----------------------------------- --------------------------------- --------------------------------------------------------------
Critical Issue                      Any issue that directly affects   15 minutes                   Every hour until resolution.
                                    the delivery of care to the
                                    patient or significantly
                                    affects the financial
                                    operations of the institution.
----------------------------------- --------------------------------- --------------------------------------------------------------
High Issue                          Any issue that affects the        One hour                     Every 4 hours or next scheduled
                                    operations of the customer and                                 contact time until resolution.
                                    no acceptable means of "working
                                    around" the problem exist. The
                                    issue is important due to the
                                    frequency of client usage or data
                                    integrity, but does not have
                                    critical implications.
----------------------------------- --------------------------------- --------------------------------------------------------------
Standard Issue                      Any other issue.                  Same business day            Next scheduled contact time
                                                                                                   until resolution.
----------------------------------- --------------------------------- --------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                             DEFECT RESOLUTION TIMES
------------------------------------------------------------------------------------------------------------------------------------
      PRIORITY                                     DEFINITION                                EXPECTED RESPONSE
---------------------------------------------- -------------------------------------------- ----------------------------------------
High Software Issue                            The issue is important due to the            Identification:  2 business days
                                               frequency of client usage or data            Interim fix:  5 business days
                                               integrity, but does not have critical        Final fix:  Next software release
                                               implications.
---------------------------------------------- -------------------------------------------- ----------------------------------------
Standard Software Issue                                                                     Identification:  5 business days
                                                                                            Interim fix:  15 business days
                                                                                            Closure:  Next software release
---------------------------------------------- -------------------------------------------- ----------------------------------------

                                                                       EXHIBIT I

                     BUSINESS PARTNER PROFESSIONAL SERVICES


Implementation Services for HBOC Customers shall be available from Business Partner at the following rates:

FOR EXISTING INSTALLED* HBOC PATHWAYS INTERFACE MANAGER CUSTOMERS CONVERTING TO BP SOFTWARE: Implementation Services for HBOC-to-HBOC interfaces: No hourly charge, only travel & lodging Implementation Services for all other existing interfaces: $46/hour plus travel & lodging

FOR EXISTING UNINSTALLED** HBOC PATHWAYS INTERFACE MANAGER CUSTOMERS CONVERTING TO BP SOFTWARE: $125/hour plus travel & lodging for all implementation services

FOR NEW SALES OF BP SOFTWARE TO HBOC CUSTOMERS:
$125/hour plus travel & lodging for all implementation services



* An installed HBOC Pathways Interface Manager Customer has either completed implementation or is in the process of implementing the Pathways Interface Manager software as of the Effective Date.

** An uninstalled HBOC Pathways Interface Manager Customer has licensed Pathways Interface Manager but has not yet begun implementation of the software.

                                                                       EXHIBIT J

          BUSINESS PARTNER EXISTING CUSTOMERS REFERENCED IN SECTION 6.1


{*} THE NEXT SEVEN PAGES HAVE BEEN REDACTED IN ACCORDANCE WITH THE COMPANY'S REQUEST FOR CONFIDENTIAL TREATMENT.